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                                                                   EXHIBIT 23.2

                                  [LETTERHEAD]





                                  May 10, 1996




The Board of Directors
Town and Country Finance and
    Thrift Company



   We consent to the use of our reports included herein (or incorporated herein by reference) and to the reference to our firm under the heading "Experts" in the S-4 Registration Statement (No. 333-03174).


                                       Very truly yours,

                                       ATHERTON & ASSOCIATES


                                       /s/ RODNEY K. SAKAGUCHI
                                       Rodney K. Sakaguchi

RKS/bso